As filed with the Securities and Exchange Commission on January 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-1251524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Silver

Executive Vice President, General Counsel and Chief Human Resources Officer

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cristopher Greer, Esq.

Laura H. Acker, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Facsimile: (212) 728-9214

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”  and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, $0.01 par value per share	(2)	(2)(3)	(2)(3)	—
Preferred Stock, $0.01 par value per share	(2)	(2)(3)	(2)(3)	—
Warrants	(2)	(2)(3)	(2)(3)	—
Debt Securities	(2)	(2)(3)	(2)(3)	—
Units	(2)	(2)(3)	(2)(3)	—
Subscription Rights	(2)	(2)(3)	(2)(3)	—
Total Primary Offering:			$250,000,000	$27,275.00(4)
Secondary Offering:
Common Stock, $0.01 par value per share	21,037,500(5)	$12.12(6)	$254,974,500(6)	$27,817.72(8)
Total Registration Fee:				$55,092.72(9)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

An indeterminate amount of securities to be offered by the registrant at indeterminate prices is being registered pursuant to this registration statement. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $250,000,000 registered.

(3)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	The registrant is hereby registering for sale from time to time by certain selling stockholders named in this registration statement of up to 21,037,500 shares of our common stock.
(6)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act. The calculations of the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and the low sale prices of our common stock reported on the New York Stock Exchange on January 27, 2021.

(8)	The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act.
(9)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by the amount of the filing fees associated with the unsold securities from the (i) Registration Statement on Form S-3 (333-215381) filed by Ryerson Holding Corporation on December 30, 2016 (the “Prior Secondary Registration Statement”), which included 21,037,500 shares of common stock and the (ii) Registration Statement on Form S-3 (333-211966), filed by Ryerson Holding Corporation on June 10, 2016 (the “Prior Primary Registration Statement”), which included $250,000,000 of shares of securities described therein. No securities were sold under the Prior Secondary Registration Statement, leaving a balance of 21,037,500 unsold securities thereunder and $76,250,000 of securities were sold under the Prior Primary Registration Statement, leaving a balance of $173,750,000 unsold securities thereunder. As a result the registrant is applying the balance of the registration fee under the Prior Secondary Registration Statement ($34,208.59) previously paid in respect of the unsold securities thereunder and the balance of the registration fee under the Prior Primary Registration Statement ($17,496.63) previously paid in respect of the unsold securities thereunder, with the remaining balance of $3,387.50 paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated January 29, 2021

PROSPECTUS

RYERSON HOLDING CORPORATION

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

______________

21,037,500 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell up to $250,000,000 in aggregate total amount of any combination of the securities described in this prospectus, either individually or in combination. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their name and a description of their compensation will be set forth in a prospectus supplement.

This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities, units and subscription rights and the general manner in which such securities may be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in the securities.

In addition, selling stockholders named in this prospectus may also offer and sell up to 21,037,500 shares of our common stock, par value $0.01 per share, from time to time. The registration of the common stock of the selling stockholders does not necessarily mean that any of the common stock will be offered or sold by the selling stockholders. For information on the selling stockholders, please see the section entitled “Selling Stockholders” beginning on page 13 of this prospectus.

The common stock may be offered from time to time by the selling stockholders in any manner described under the section entitled “Plan of Distribution” beginning on page 15 of this prospectus. The selling stockholders may sell the common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our common stock by the selling stockholders, but we will incur expenses in connection with the offering.

Our common stock currently trades on the New York Stock Exchange (the “NYSE”) under the symbol “RYI.” On January 28, 2021, the last reported sale price of our common stock on the NYSE was $12.70 per share.

Investing in the securities involves a high degree of risk. Please carefully read the section entitled “Risk Factors” beginning on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $250,000,000 of any combination of the securities described in this prospectus. In addition, under this shelf registration statement, the selling stockholders may, from time to time, offer or sell up to 21,037,500 shares of our common stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we and/or the selling stockholders offer securities under this prospectus, if required by applicable law, we will provide a prospectus supplement that will contain specific information about the terms of that offering (and, when applicable, the selling stockholders). The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If information is given or representations are made, you may not rely on that information or representation as having been authorized by us. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the securities.

Market data used throughout this prospectus and the documents incorporated in this prospectus by reference, including information relating to our relative position in the industries in which we conduct our business, is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

This prospectus contains “forward-looking statements.” Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those anticipated or implied in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are:

•	highly cyclical fluctuations resulting from, among others, seasonality, market uncertainty, and costs of goods sold;
•	remaining competitive and maintaining market share in the highly competitive and fragmented metals distribution industry;
•	managing the costs of purchased metals relative to the price at which we sell our products during periods of rapid price escalation;
•	our substantial indebtedness and the covenants in instruments governing such indebtedness;
•	the impairment of goodwill that could result from, among other things, volatility in the markets in which we operate;
•	the failure to effectively integrate newly acquired operations;
•	the regulatory and other operational risks associated with our operations located outside of the United States;
•	the management of inventory and other costs and expenses;
•	the adequacy of our efforts to mitigate cyber security risks and threats;
•	reduced production schedules, layoffs or work stoppages by our own, our suppliers’, or our customers’ personnel;
•	certain employee retirement benefit plans are underfunded and the actual costs could exceed current estimates;
•	future funding for postretirement employee benefits may require substantial payments from current cash flow;
•	prolonged disruption of our processing centers;
•	the ability to retain and attract management and key personnel;
•	the ability of management to focus on North American and foreign operations;
•	the ability to comply with the terms of our asset-based credit facility and our indenture;
•	the incurrence of substantial costs or liabilities to comply with, or as a result of violations of, environmental laws;
•	the impact of new or pending litigation against us;
•	the risk of product liability claims;
•	our risk management strategies may result in losses;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar and the Chinese renminbi;
•	customer, supplier, and competitor consolidation, bankruptcy or insolvency;
•	the ownership of a majority of our equity securities by a single investor group;
•	changes in the method of determining LIBOR or the replacement of LIBOR with an alternative reference rate; and
•	the effects of the COVID-19 pandemic.

These risks and uncertainties could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and the caption “Industry and Operating Trends” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in, or incorporated by reference in, this prospectus. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to revise or publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights information contained or incorporated by reference elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus, including the documents incorporated by reference, carefully before making an investment decision, especially the risks discussed under “Risk Factors” and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus. The summary contains forward-looking statements that involve risk and uncertainties. Our actual results may differ based on certain factors, including those set forth in “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.”

This prospectus relates to, securities that we may issue and sell, and up to 21,037,500 shares of common stock that may be offered and sold from time to time by the selling stockholders named in this prospectus. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to the selling stockholders pursuant to the terms of an investors rights agreement. See “Selling Stockholders.” We will not receive any of the proceeds from the sale of such shares held by the selling stockholders hereunder. See “Use of Proceeds.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Company” and “Ryerson” refer to Ryerson Holding Corporation and its direct and indirect subsidiaries, except as expressly stated otherwise or unless the context requires otherwise, and the term “securities” refers collectively to our common stock (including the shares of common stock held by the selling stockholders), preferred stock, warrants, debt securities, units, subscription rights or any combination of the foregoing securities.

The Company

We are one of the largest value-add processors and distributors of industrial metals in North America measured in terms of sales. We have approximately 3,900 employees across 93 facilities in North America and four facilities in China. Through this network we serve approximately 40,000 customers across a wide range of manufacturing end markets. Our customers range from local, independently owned fabricators and machine shops to large, international original equipment manufacturers. We carry a full line of nearly 75,000 products in stainless steel, aluminum, carbon steel, and alloy steels and a limited line of nickel and red metals in various shapes and forms. In addition to our metals products, we offer numerous value-added processing and fabrication services, and more than 75% of the products we sell are processed to meet customer requirements.

Our business strategy includes providing a superior level of customer service and responsiveness, technical services, and inventory management solutions while maintaining low operating costs in order to maximize financial results. Our growth strategy is based on increasing our operating results through organic growth activities and strategic acquisitions.

To that end, we continue to focus on our interconnected network, systems, and to enhance our value-added services and online presence to provide increased access, functionality, and flexibility to our customers. Our service centers are strategically located near our customers, which permits us to quickly process and deliver our products and services, often within the next day of receiving an order. We own, lease, or contract a fleet of tractors and trailers, allowing us to efficiently meet our customers’ delivery demands. Our range of products together with our breadth of services allows us to service a diverse customer base and to create long-term partnerships with our customers and enhances our profitability.

We focus on strategic acquisitions that complement and enhance our product, customer, and geographic diversification. On July 2, 2018, JT Ryerson acquired Central Steel and Wire Company, a leading metal service center with locations across the Central and Eastern United States offering a wide selection of products and capabilities, with a commercial portfolio centered on bar, tube, plate, and steel products. Since our acquisition of CS&W, we have focused on improving their operating performance through efficiencies by integrating them into our operational model.

Principal Executive Offices

Our principal executive offices are located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 and our telephone number is (312) 292-5000. Our website is located at http://www.ryerson.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase the securities.

RISK FACTORS

Investing in the securities involves risk. Prior to making a decision about investing in the securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of the securities could decline, and you could lose all or a part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include the repurchase, redemption or repayment of our outstanding indebtedness, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SECURITIES WE MAY OFFER

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the initial offering price and the net proceeds to us. Such prospectus supplement, and other offering material, relating to such offer, may also add, update or change information contained in this prospectus. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our amended and restated certificate of incorporation and applicable law. Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 100 million shares of common stock, par value $0.01 per share, and 7 million shares of preferred stock, par value $0.01 per share, that are undesignated as to series.

As of January 25, 2021, there were 38,117,397 shares of our common stock, par value $0.01 per share, outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulative votes with respect to the election of directors. The holders of common stock are entitled to receive dividends as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no other preemptive, subscription, redemption, sinking fund or conversion rights. All outstanding shares of our common stock are fully paid and nonassessable. The shares of common stock to be issued upon completion of the offering will also be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority, without action by our stockholders, to designate and issue any authorized but unissued shares of preferred stock (currently up to 7 million shares) in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders. There are not any shares of preferred stock outstanding as of the date hereof.

The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock.

The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock. For these purposes Platinum Equity, LLC (“Platinum”) do not constitute “interested stockholders.”

Stockholders are not entitled to cumulative voting in the election of directors. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of our company. The foregoing provisions of our amended and restated certificate of incorporation and the General Corporation Law of the State of Delaware may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws each provide that on and following the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at such annual or special meeting, and not by written consent without a meeting, if it is properly brought before such annual or special meeting.

Our amended and restated certificate of incorporation provides that our Board of Directors will be divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. Our classified board staggers terms of the three classes and, following our IPO, was implemented through one, two and three-year terms for the initial three classes, followed in each case by full three-year terms. With a classified board, only one-third of the members of our Board of Directors are elected each year. This classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our Board of Directors, but must consist of not less than three directors. This provision prevents stockholders from circumventing the provisions of our classified board.

Our amended and restated certificate of incorporation provides that, on and following the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock, voting together as a single class, is required for the following:

•	alteration, amendment or repeal of the staggered Board of Directors provisions in our amended and restated certificate of incorporation; and

•

alteration, amendment or repeal of certain provisions of our amended and restated bylaws, including the provisions relating to our stockholders’ ability to call special meetings, notice provisions for stockholder business to be conducted at an annual meeting, requests for stockholder lists and corporate records, nomination and removal of directors and filling of vacancies on our Board of Directors.

Our amended and restated certificate of incorporation provides for the issuance by the Board of Directors of up to 7 million shares of preferred stock, with voting power, designations, preferences and other special rights. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our company. No shares of preferred stock are outstanding and we currently have no plans to issue any shares of preferred stock.

Our amended and restated bylaws establish an advance notice procedure for stockholders to bring matters before special stockholder meetings, including proposed nominations of persons for election to our Board of Directors. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. At a special stockholder meeting, stockholders may only consider nominations or proposals specified in the notice of meeting. A special stockholder meeting for any purpose may only be called by our Board of Directors, our Chairman, our Chief Executive Officer or, prior to the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, the holders of a majority of the voting power of our then outstanding voting stock.

Our amended and restated bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a meeting. However, our amended and restated bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

The foregoing provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of the company.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware; or
•	for any transaction from which a director or officer derives an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, Ryerson is party to certain indemnification agreements pursuant to which it has agreed to indemnify the employees who are party thereto.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “RYI.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Ryerson Holding Corporation and not to its subsidiaries.

General

We may issue debt securities in one or more series. An officer’s certificate or supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;

•	the date or dates on which the debt securities will mature and the amounts to be paid upon maturity of the debt securities;
•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;
•	the place or places where principal of, premium, if any, and interest, if any, will be payable;
•	any provisions regarding our right to redeem or repurchase debt securities or of holders to require us to redeem or repurchase debt securities;
•	whether the debt securities are senior or subordinated debt securities, and if subordinated, the terms of such subordination;
•

the right, if any, of holders of the debt securities to convert them into common stock or other securities of the Company, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•

any provisions by which the Company will be required or permitted to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;
•	the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;
•	any special or modified events of default or covenants with respect to the debt securities;
•

whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities, and the terms and conditions, if any, upon which interests in such global security or global securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof ;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and
•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;
•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;
•	our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and
•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures or officer’s certificates relating to particular series of debt securities may include other events of default.

Each debt security and, if applicable, each supplemental indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the Indenture.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

We and the trustee under the indenture may:

•

without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of Holders;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities that are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease all or substantially all of our properties and assets to another person, unless (1) the Company is the surviving person or the entity formed by the consolidation or into which we are merged, or that acquires or leases all or substantially all of our properties and assets, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event that would become an event of default, will have occurred and be continuing.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our properties or assets and may otherwise be modified in the applicable supplemental indenture.

Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement and unit certificate relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may elect to offer subscription rights from time to time. The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general terms and provisions of the subscription rights that we may offer under this prospectus. While the terms summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights offered in more detail in the applicable prospectus supplement that you should read. The terms of any subscription rights offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. You should read any prospectus supplement that we may authorize to be provided to you related to the subscription rights being offered.

General

We may issue subscription rights to purchase common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or units. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

• the title of the subscription rights;

• the securities for which the subscription rights will be exercisable;

• the exercise price for the subscription rights;

• the number of the subscription rights issuable to each stockholder;

• the extent to which the subscription rights will be transferable;

• the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

• the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

• if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

• if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

• any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, warrants, debts securities or units purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

In addition to providing a general description of securities we may offer, this prospectus also relates to the possible sale by RYPS, LLC (“RYPS”), an affiliate of Platinum, or its affiliates, who we refer to in this prospectus as “selling stockholders,” of up to an aggregate maximum amount of 21,037,500 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. We are registering the common stock of the selling stockholders in response to a request from RYPS to include such common stock in this registration statement pursuant to an investors rights agreement (the “Investor Rights Agreement”) entered into in connection with the initial public offering of our common stock completed on August 13, 2014 (the “IPO”). We are registering all of this common stock in order to permit the selling stockholders to offer the common stock for sale from time to time.

The following table sets forth the name of each selling stockholder, the number of shares of common stock owned by or attributable to such selling stockholder immediately prior to this registration (which includes the shares offered by this prospectus and which was prepared based on information supplied to us by the selling stockholders as of January 25, 2021), the number of shares of common stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of common stock to be owned by each selling stockholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholders. However, because the selling stockholders may offer from time to time all, some or none of their shares of common stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. In addition, we do not know how long the selling stockholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 38,117,397 shares of common stock outstanding as of January 25, 2021, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
Name	Number of Shares	Percent		Number of Shares	Percent
RYPS	21,037,500	55.191%	21,037,500	0	0%

Material Relationships

The Investor Rights Agreement provides for, among other things, demand, piggyback and Form S-3 registration rights and board nomination rights. The Investor Rights Agreement provides that Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC and their permitted transferees, including RYPS (the “Platinum Parties”), may make written demands of us to require us to register the shares of our common stock owned by the Platinum Parties; provided, however that we will not be obligated to effect more than two such demand registrations. In addition, the Platinum Parties have piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us after the completion of the IPO, subject to certain exceptions. The Platinum Parties also have the right to request an unlimited number of registrations on Form S-3, subject to certain exceptions. The Investor Rights Agreement provides that we will indemnify the Platinum Parties against losses suffered by them in connection with any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors (or in any related registration statement or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by the Platinum Parties for use therein.

The Investor Rights Agreement provides that for so long as the Platinum Parties collectively beneficially owns at least (i) 30% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate two directors (upwardly adjusted to three directors based on the current size of the Board), and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate one director (upwardly adjusted to two directors based on the current size of the Board). The agreement also provides that if the size of the Board is increased or decreased at any time, the Platinum Parties’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The Investor Rights Agreement was negotiated among management and the Platinum Parties, and we believe the Investor Rights Agreement is on arm’s length terms.

Mary Ann Sigler, Eva M. Kalawski, Jacob Kotzubei and Philip E. Norment, four current members of our board of directors, are affiliated with Platinum.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities separately or together:

•	through one or more underwriters or dealers;
•	through agents; and/or
•	directly to one or more purchasers.

We or the selling stockholders may distribute shares of the securities from time to time in one or more transactions:

•	at a fixed price or prices that may be changed;
•	at market prices or prevailing at the time of sale;

•	at prices related to such prevailing market prices; or
•	at negotiated prices.

To the extent required by applicable regulations, the related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale, if any;
•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed;
•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and
•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

The selling stockholders may also sell shares of our securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Direct Sales and Sales Through Agents

We or the selling stockholders may solicit directly offers to purchase the securities being offered by this prospectus. We or the selling stockholders may also designate agents to solicit offers to purchase securities from time to time. We or the selling stockholders may sell securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the securities or to or through a market maker.

If we or the selling stockholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Sales Through Underwriters or Dealers

If we or the selling stockholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter and a description of their compensation in the prospectus supplement that the underwriter will use to make resales of shares of the securities to the public. In connection with the sale of the securities, we or the selling stockholders or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we or the selling stockholders will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of shares of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

Derivative Transactions

We or the selling stockholders may enter into derivative transactions with third parties, or sell the securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use the securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the selling stockholders may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock (which is listed on the NYSE), will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Our counsel, Willkie Farr & Gallagher LLP, New York, New York, will issue an opinion regarding the validity of any securities offered by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Ryerson Holding Corporation appearing in Ryerson Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Ryerson Holding Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements.  Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://ir.ryerson.com/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of, and is not incorporated by reference in, this prospectus (except for the SEC filings expressly incorporated by reference herein as described under “Incorporation by Reference”).

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;
•

Quarterly Reports on Form 10-Q, for the fiscal quarter ended March 31, 2020, filed with the SEC on May 6, 2020, for the fiscal quarter ended June 30, 2020, filed with the SEC on July 29, 2020, and for the fiscal quarter ended September 30, 2020, filed with the SEC on October 28, 2020;

•

Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on April 22, 2020 (accepted at 06:45:50 AM EDT), May 27, 2020, July 14, 2020 (accepted at 08:46:16 AM EDT), July 15, 2020, July 22, 2020, September 30, 2020, November 9, 2020 and January 8, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 5, 2010, including any amendments or reports filed for the purpose of updating the description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Telephone: (312) 292-5000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

______________

21,037,500 Shares of Common Stock Offered by the Selling Stockholders

Prospectus

                       , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC registration fee	$ 55,092.72
FINRA filing fee (if applicable)	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Miscellaneous	*
Total	$*
*	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation limits our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the General Corporation Law of the State of Delaware; or
•	for any transaction from which a director or officer derives an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation does not generally limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain employment agreements to which we are a party provide for the indemnification of our employees who are party thereto.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits.
Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	File No.	Filing Date	Herewith

1.1*	Form of Underwriting Agreement

2.1

Agreement and Plan of Merger, dated as of June 4, 2018, by and among Joseph T. Ryerson & Son, Inc., Hunter MergerCo, Inc., Central Steel and Wire Company, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Stockholder Representative thereunder.*

		8-K	001-34735	June 5, 2018

3.1	Form of Third Amended and Restated Certificate of Incorporation of Ryerson Holding Corporation.	S-1/A-22	333-164484	August 6, 2014

3.2	Form of Amended and Restated Bylaws of Ryerson Holding Corporation.	S-1/A-15	333-164484	May 6, 2013

4.1	Form of Common Stock Certificate of Ryerson Holding Corporation.	10-K	001-34735	March 9, 2016

4.2

Form of Investor Rights Agreement, by and among Ryerson Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC.

		S-1/A-15	333-164484	May 6, 2013

4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-34735	March 4, 2020

4.4	Form of Indenture				X

4.5*	Form of Debt Security

4.6*	Form of Certificate of Designation

4.7*	Form of Preferred Stock Certificate

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

4.12*	Form of Subscription Agreement

5.1	Opinion of Willkie Farr & Gallagher LLP				X

23.1	Consent of Independent Registered Public Accounting Firm.	X

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature pages hereto)	X

24.2*+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.
*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable, and incorporated herein by reference.
+	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
a.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to our amended and restated certificate of incorporation or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on January 29, 2021.

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
Name:	James J. Claussen
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints
Mark S. Silver and Camilla R. Merrick as his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Ryerson Holding Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward J. Lehner Edward J. Lehner	President and Chief Executive Officer (Principal Executive Officer)	January 29, 2021

/s/ James J. Claussen James J. Claussen	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	January 29, 2021

/s/ Molly D. Kannan Molly D. Kannan	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2021

/s/ Kirk K. Calhoun Kirk K. Calhoun	Director	January 29, 2021

/s/ Court D. Carruthers Court D. Carruthers	Director	January 29, 2021

/s/ Eva M. Kalawski Eva M. Kalawski	Director	January 29, 2021

/s/ Jacob Kotzubei Jacob Kotzubei	Director	January 29, 2021

Signature	Title	Date

/s/ Stephen P. Larson Stephen P. Larson	Director	January 29, 2021

/s/ Philip E. Norment Philip E. Norment	Director	January 29, 2021

/s/ Mary Ann Sigler Mary Ann Sigler	Director	January 29, 2021